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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Veterinary Centers of America, Inc. of our report dated September 12, 1995, relating to the financial statements of Pets' Rx, Inc., which appears in the amended Current Report on Form 8-K/A of Veterinary Centers of America, Inc. dated July 16, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
San Jose, California
July 16, 1996